EXHIBIT 4.9

BOND PURCHASE AGREEMENT

$30,000,000
Vermont Economic Development Authority
Recovery Zone Facility Bonds
Central Vermont Public Service Corporation Issue
Series 2010

November 18, 2010

Vermont Economic Development Authority
58 East State Street
Montpelier, Vermont 05602

Central Vermont Public Service Corporation
77 Grove Street
Rutland, VT 05701

Ladies and Gentlemen:

KeyBanc Capital Markets Inc. (the “Underwriter”) hereby offers to enter into this Bond Purchase Agreement, dated November 18, 2010 (the “Purchase Agreement”), with Central Vermont Public Service Corporation (the “Borrower”) and the Vermont Economic Development Authority (the “Authority”), for the purchase by the Underwriter and sale by the Authority of the $30,000,000 Recovery Zone Facility Bonds, Central Vermont Public Service Corporation Issue, Series 2010 (the “Bonds”), as further described below.  This offer is made subject to acceptance by the Authority and the Borrower on or before November 18, 2010, at 5:00 p.m. Eastern Time, and upon such acceptance, as evidenced by the signature of an authorized officer of the Authority and an authorized representative of the Borrower, this Purchase Agreement shall be in full force and effect in accordance with its terms and shall be binding upon the Authority, the Borrower and the Underwriter.  If this offer is not so accepted, it is subject to withdrawal by the Underwriter upon written notice delivered to the Authority at any time prior to such acceptance.

1. Purchase and Sale.  Upon the terms and conditions and in reliance on the representations and warranties set forth herein, the Underwriter hereby agrees to purchase from the Authority, and the Authority hereby agrees to sell and deliver to the Underwriter, all (but not less than all) of the aggregate principal amount of the Bonds.  The purchase price for the Bonds shall be $29,767,500.00 (the “Purchase Price”), representing (i) the $30,000,000.00 aggregate principal amount of the Bonds, less (ii) an underwriter’s discount of $232,500.00.

2. The Bonds and Other Documents.  (a)  The Bonds shall be dated, mature on the dates and in the principal amounts, be subject to redemption at the option and at the direction of the Borrower, and bear interest at the rates per annum, and having the initial offering prices or yields as set forth in Annex A hereto and in the Official Statement (hereinafter defined) and otherwise shall be as described in, and shall be issued pursuant to a Loan and Trust Agreement, dated as of December 1, 2010 (the “Loan and Trust Agreement”), among the Authority, the Borrower and U.S. Bank National Association, as trustee (the “Bond Trustee”).  The Bonds are being issued pursuant to Chapter 12 of Title 10, Vermont Statutes Annotated, as amended (the “Act”), and a bond resolution adopted by the Authority on September 17, 2010 (the “Bond Resolution”).  The Authority will issue the Bonds dated the Date of Delivery.

(b)  The Bonds are special limited obligations of the Authority payable solely from certain money to be received from the Borrower pursuant to the terms of the Loan and Trust Agreement, such payments being evidenced by a mortgage bond issued by the Borrower in the principal amount of the Bonds (the “Series VV First Mortgage Bonds”), delivered to the Bond Trustee as security for the Bonds.  The Series VV First Mortgage Bonds will be in an aggregate principal amount equal to the loan made to the Borrower under the Loan and Trust Agreement.  The Series VV First Mortgage Bonds are being issued pursuant to the Central Vermont Public Service Corporation Indenture of Mortgage, dated as of October 1, 1929, as restated, amended and supplemented (the “Original Indenture”), by and between the Borrower and U.S. Bank National Association, as trustee and secured party (the “Borrower Indenture Trustee”), as amended and supplemented through the Forty-Seventh Supplemental Indenture for the Series VV First Mortgage Bonds, dated as of December 1, 2010 (the “Forty-Seventh Supplement” and, together with the Original Indenture and all supplements thereto, including the Forty-Seventh Supplement, hereinafter referred to as the “Borrower Indenture”), by and between the Borrower and the Borrower Indenture Trustee.  The Series VV First Mortgage Bonds will be issued pursuant to the Borrower Indenture and will be payable equally and ratably with all other first mortgage bonds and obligations of the Borrower incurred thereunder.

(c)  The Bonds shall not constitute a debt of the State of Vermont (the “State”) or any political subdivision or any agency thereof (other than the Authority to the limited extent provided in the Loan and Trust Agreement), or a pledge of the full faith and credit or taxing power of the State or any political subdivision or any agency thereof (including the Authority), and shall not obligate the State or the Authority to make any appropriation for their payment.  The Authority does not assume general liability for the repayment of the Bonds or for the costs, fees, penalties, taxes, interest, omissions, charges, insurance, or any other payments recited herein, and shall be obligated to pay the sums due under the Bonds only out of the sources set forth in the Loan and Trust Agreement and the collection of funds from the Borrower (as provided in the Loan and Trust Agreement).

(d)  The Bonds are being issued principally to (1) pay, or reimburse the Corporation for paying, a portion of the costs of certain capital improvements to the Borrower’s facilities, and (2) pay certain expenses incurred in connection with the Bonds.

(e)  The Authority’s right to receive payment under the Loan and Trust Agreement will be assigned to the Bond Trustee, with the exception of the right to receive payments of certain fees, reimbursement of certain expenses, the right to indemnity and the right to grant certain approvals and to enforce certain remedies.

3. Official Statement and Other Documents.  (a)  The Authority shall deliver or cause to be delivered to the Underwriter promptly after the acceptance by the Authority and Borrower of this Purchase Agreement, five (5) executed copies of an Official Statement, to be dated the date hereof (the “Official Statement”), relating to the Bonds, substantially in the form of the Preliminary Official Statement, dated November 11, 2010 (the “Preliminary Official Statement”), with only such changes therein as shall have been accepted by the Authority, the Borrower and the Underwriter, signed on behalf of the Authority by its Manager or other authorized officers of the Authority and signed on behalf of the Borrower by its Chief Executive Officer, Chief Financial Officer or other authorized officer of the Borrower.  Within seven (7) business days after the execution of this Purchase Agreement and in sufficient time to accompany any confirmation requesting payment from any customers of the Underwriter, the Authority shall deliver to the Underwriter copies of the Official Statement (with only such changes therein as shall have been approved by the Underwriter), in such form and quantities as the Underwriter may reasonably request in order for the Underwriter to comply with the rules of the Municipal Securities Rulemaking Board (the “MSRB”) and Rule 15c2-12 promulgated under the Securities Exchange Act of 1934, as amended (the “Rule”) and other applicable securities laws, rules or regulations.

4. Authority of Underwriter.   KeyBanc Capital Markets Inc. is duly authorized to execute this Purchase Agreement.

5. Public Offering.  (a)  The Underwriter agrees to make a bona fide public offering of all the Bonds at the prices not in excess of the initial public offering price or prices (or prices corresponding to the yields) set forth in the Official Statement.  The Underwriter reserves the right to change such initial public offering prices or yields as the Underwriter deems necessary in connection with the marketing of the Bonds.  The Authority and Borrower hereby authorizes the Underwriter to use the forms of the Loan and Trust Agreement, the Borrower Indenture, the form of Series VV First Mortgage Bonds and the Official Statement and the information contained therein, and any other documents referred to therein, in connection with the public offering and sale of the Bonds.

(b)  The Authority and the Borrower ratify and approve the use by the Underwriter, prior to the date hereof, of the Preliminary Official Statement in connection with the offering and sale of the Bonds.  The Underwriter acknowledges that the Authority and Borrower have not authorized or consented to:

(i) The sale of the Bonds to any purchaser in connection with the offering of the Bonds unless a copy of the Official Statement is delivered to such purchaser not later than the settlement of such transaction, but only to the extent such delivery is legally required;

(ii) Making any representations or providing any information to prospective purchasers of the Bonds in connection with the offering and sale of the Bonds other than the information set forth in the Preliminary Official Statement, the Official Statement and any supplemental or amendment thereto approved in writing by the Authority and the Underwriter; or

(iii) Any actions in connection with the offering and sale of the Bonds in violation of applicable requirements of federal and state securities laws and any applicable requirements of the MSRB and the Financial Industry Regulatory Authority.

Notwithstanding the foregoing authorization and approval by the Authority, the Borrower acknowledges and agrees that the Authority is a conduit issuer and has not prepared or assisted in the preparation of the Official Statement and is not responsible for any statements made therein, except for the information contained under the captions “THE AUTHORITY,” “LITIGATION” and “STATE NOT LIABLE ON BONDS” with respect to the Authority.

(c)  The Authority agrees to reasonably cooperate with the Underwriter and its counsel in any endeavor to qualify the Bonds for offering and sale under the securities or “Blue Sky” laws of such jurisdictions of the United States of America as the Underwriter may request and will assist, if necessary, in continuing the effectiveness of such qualifications so long as required for the distribution of the Bonds.  The Authority consents to the use of the Preliminary Official Statement by the Underwriter in obtaining such qualifications.  If consent to service of process or written consent to suit by the Authority is required to successfully qualify the Bonds and, in the reasonable judgment of the Underwriter, lack of qualification would adversely affect the ability of the Underwriter to successfully market the Bonds, the Underwriter may, at its option, be relieved of its obligation to purchase the Bonds under this Purchase Agreement unless the Authority agrees to file written consent to suit or service of process.

6. Representations, Warranties and Agreements of the Authority.  The Authority represents and warrants to and agrees with the Underwriter that, as of the date hereof and as of the Closing:

(a)  The statements and information contained in the Official Statement, under the captions “THE AUTHORITY,” “LITIGATION” and “STATE NOT LIABLE ON BONDS” with respect to the Authority are true and correct in all material respects for the purposes for which its use is authorized and do not (or will not) contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances in which they were made, not misleading.

(b)  The Authority is a public body corporate and politic, organized and existing and constituting a public instrumentality of the State, and has duly adopted the Bond Resolution authorizing the execution and delivery of this Purchase Agreement and the Official Statement.

(c)  The Authority has the full power and authority to sell the Bonds pursuant to this Purchase Agreement and to execute and deliver this Purchase Agreement and the Official Statement for use in accordance with applicable legal requirement by the Underwriter in connection with the sale of the Bonds, and the Authority has taken all actions and obtained all approvals required in connection with the same.  This Purchase Agreement has been duly authorized, executed and delivered by the Authority and, assuming the due authorization, execution and delivery by the other parties hereto, will constitute a valid and binding obligation of the Authority, enforceable in accordance with its terms subject to any applicable bankruptcy, insolvency, moratorium or the similar laws or equitable principles affecting creditors’ rights or remedies generally.

(d)  The Authority has the full power and authority to execute the Bonds and, when delivered to and paid for by the Underwriter at the Closing in accordance with the provisions of this Purchase Agreement, the Bond Resolution, the Act and the Loan and Trust Agreement, the Bonds will have been duly authorized, executed and issued and will constitute valid and binding special limited obligations of the Authority enforceable in accordance with their terms and entitled to the benefits and security of the Loan and Trust Agreement subject to any applicable bankruptcy, insolvency, moratorium or other similar laws or equitable principles affecting creditors’ rights or remedies generally.

(e)  The Authority has the full power and authority to enter into the Loan and Trust Agreement and to authorize the distribution of the Official Statement and the Authority has duly authorized and approved the execution and delivery of the Loan and Trust Agreement and the distribution of the Official Statement.  The Loan and Trust Agreement, when executed by the Authority, will, assuming the due authorization, execution and delivery by the other parties thereto, constitute a legal, valid and binding obligation of the Authority, enforceable in accordance with its terms (subject to applicable bankruptcy, insolvency, moratorium or other similar laws or equitable principles affecting creditors’ rights or remedies generally).

(f)  With respect to the issuance of the Bonds, the Authority has, and at the date of the Closing will have, in all respects complied with the Bond Resolution and the Act.

(g)  All approvals, consents and orders of any governmental authority, board, agency, council, commission or other body having jurisdiction that would constitute a condition precedent to the issuance of the Bonds on the part of the Authority and performance by the Authority of its obligations hereunder and under the Bond

Resolution, the Loan and Trust Agreement and the Bonds have been obtained or, if not, will be obtained at the time of or prior to the Closing.

(h)  No litigation is pending or, to the knowledge of the Authority, threatened against the Authority (i) seeking to restrain or enjoin the issuance or delivery of any of the Bonds or the application of proceeds of the Bonds as provided in the Loan and Trust Agreement or the collection of revenues pledged under the Bond Resolution and the Loan and Trust Agreement, (ii) in any way contesting or affecting any authority for the issuance of the Bonds or the validity of the Bonds, the Bond Resolution, the Loan and Trust Agreement, or this Purchase Agreement, or (iii) in any way contesting the existence or powers of the Authority.

(i)  The State has been designated as a “recovery zone” for purposes of the American Recovery and Reinvestment Tax Act of 2009 and the volume cap authorization to the State has been delegated and allocated from the Vermont counties to the Authority for the State. The Bonds have been designated as “recovery zone facility bonds” pursuant to the Internal Revenue Service Notice 2009-50.

7. Representations, Warranties and Agreements of the Borrower.  The Borrower represents and warrants to and agrees with the Underwriter and the Authority that, as of the date hereof and as of the Closing:

(a)  Both at the time of acceptance hereof by the Borrower and at the time of Closing, the statements contained in the Official Statement as of its date and as of the Closing, will be true, correct and complete in all material respects and will not contain any untrue or misleading statement of a material fact or omit any statement which is necessary to make the statements or information therein, in the light of the circumstances under which they were made or presented, not misleading (other than with respect to the information set forth under the heading “THE SERIES 2010 BONDS - Book-Entry-Only System” in the Official Statement, concerning which the Borrower makes no representation). The Borrower has timely filed or submitted all reports, schedules, forms, statements and other documents required to be filed or submitted by it with the Securities and Exchange Commission pursuant to the reporting requirements of the Securities Exchange Act (the “Commission Documents”).  At the times of their respective filings, the Form 10-Q for the fiscal quarters ended March 31, 2010, June 30, 2010, and September 30, 2010 (collectively, the “Form 10-Qs”) and the Form 10-K for the fiscal year ended December 31, 2009 (the “Form 10-K”) complied in all material respects with the requirements of the Securities Exchange Act and the rules and regulations of the Securities and Exchange Commission promulgated thereunder and other federal, state and local laws, rules and regulations applicable to such documents, and the Form 10-Qs and Form 10-K did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.  As of their respective dates, the financial statements of the Borrower included in the Commission Documents complied as to form in all material respects with applicable accounting requirements and the published rules and regulations of the Securities and Exchange Commission or other applicable rules and regulations with respect thereto.  Such financial statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis during the periods involved (except (i) as may be otherwise indicated in such financial statements or the notes thereto or (ii) in the case of unaudited interim statements, to the extent they may not include footnotes or may be condensed or summary statements), and fairly present in all material respects the financial position of the Borrower and its Subsidiaries as of the dates thereof and the results of operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal year-end audit adjustments);

(b)  The Borrower (1) is and will be on the Closing Date, a duly organized and validly existing corporation, in good standing under the laws of the State; (2) has, and at the Closing Date will have, full power and authority (i) to enter into this Purchase Agreement; (ii) to execute and deliver the Loan and Trust Agreement, the Borrower Indenture, the Series VV First Mortgage Bonds, the Forty-Seventh Supplement, the Continuing Disclosure Undertaking of the Borrower dated as of the delivery of the Bonds and meeting the requirements of the Rule (the “Continuing Disclosure Undertaking”), and all other documents to which the Borrower is a party and are necessary to consummate the transactions associated with the delivery of the Bonds (collectively, “Borrower Documents”); and (iii) to conduct the activities described in the Official Statement, to operate and maintain its facilities, and to carry out and to consummate the transactions contemplated by this Purchase Agreement, the Borrower Documents and the Official Statement;

(c)  There is no action, suit, proceeding, inquiry or investigation at law or in equity before or by any court, public board or body, pending or, to the Borrower’s knowledge, threatened against the Borrower: (i) affecting the existence of the Borrower; (ii) affecting the titles of its officers to their respective offices; (iii) seeking to prohibit, restrain or enjoin the sale, issuance or delivery of any of the Bonds or the revenue or assets of the Borrower pledged or to be pledged to pay the principal or redemption price of and interest on the Bonds, or the pledge thereof; (iv) in any way contesting or affecting the validity or enforceability of this Purchase Agreement or the Borrower Documents; (v) contesting in any way the completeness or accuracy of the Official Statement; or (vi) contesting the power or authority of the Borrower with respect to the execution and delivery of this Purchase Agreement or the Borrower Documents wherein an unfavorable decision, ruling or finding would materially adversely affect the validity or enforceability of the Bonds, the Loan and Trust Agreement, the Purchase Agreement, or other Borrower Documents or the transactions contemplated hereby or as described in the Official Statement;

(d)  The Borrower has duly taken or will take all action necessary to be taken by it for the execution, delivery and performance by the Borrower of this Purchase Agreement and the Borrower Documents and has taken or will take all such other action as is necessary for the effectuation and consummation of the transactions contemplated to be performed by it hereby and by the Borrower Documents and as described in the Official Statement;

(e)  The Borrower has not knowingly taken any action that would adversely affect the tax exemption of the Bonds;

(f)  As of the date hereof, the statements and information in the Official Statement, including Appendix A and Appendix B thereto, relating to or concerning the Borrower and its affairs, the Project, the Borrower Indenture, the Series VV First Mortgage Bonds, and the Bonds are true, correct and complete in all material respects and fairly and accurately present the information purported to be summarized therein.  The Borrower hereby consents to the use of such statements and information in the Official Statement and approves the Official Statement and authorizes its use and distribution.  The financial statements of the Borrower delivered to the Underwriter and the Authority fairly present the financial condition of the Borrower as of the dates and for the periods indicated;

(g)  The Official Statement has been duly approved by the Borrower, and this Purchase Agreement and the Borrower Documents have been duly authorized and when executed and delivered by the Borrower (assuming proper execution and delivery by the other parties thereto), will be the legal, valid and binding obligations of the Borrower, enforceable against the Borrower in accordance with their respective terms subject to any applicable bankruptcy, insolvency, moratorium or other similar laws or equitable principles affecting creditors’ rights or remedies generally;

(h)  To the best of the Borrower’s knowledge, the Borrower is not in any material way in breach of or default under (i) any applicable law or administrative rule or regulation of the State or the United States or any applicable judgment, order or decree or (ii) any trust agreement, bond, note, mortgage, deed of trust, resolution, agreement or other instrument to which the Borrower is a party or is otherwise subject, and to its knowledge, no event has occurred and is continuing which, with the passage of time or the giving of notice or both, would constitute a material event of default under any such instrument;

(i)  The Borrower has received all authorizations, consents, approvals, orders or reviews by any governmental authority, body, board, commission, agency, council or regulatory authority required, if any, for the authorization, execution, delivery and performance by the Borrower under the Borrower Documents or for the consummation of the transactions contemplated thereby;

(j)  The Borrower has obtained all material approvals, licenses and permits required under federal, State or local laws or regulations to enable it to carry on its business and operate its facilities as presently conducted and the Borrower owns or possesses all material franchises, permits, patents, trademarks, service marks, trade names, copyrights, licenses and authorizations, and all other operating rights, consents, authorizations and orders (collectively, “Franchises”), and all rights with respect to the foregoing, necessary for the conduct of its business as now conducted; to the best of the Borrower’s knowledge, all of such Franchises are valid and subsisting and contain no unduly burdensome restriction, condition or limitation; and the Borrower is not in default in respect of any thereof;

(k)  The approval of the Official Statement, the execution and delivery of this Purchase Agreement and the execution and delivery of the Borrower Documents at the Closing, the consummation of the transactions therein contemplated, and the fulfillment and/or compliance with the terms and conditions thereof will not conflict in any material way or constitute a material violation or breach of or default (with due notice or the passage of time or both) under the Borrower’s Articles of Incorporation or bylaws or, to its knowledge, any applicable law or administrative rule or regulation, or any applicable court or administrative decree or order, or any trust agreement, mortgage, deed of trust, lease, contract or other agreement or instrument to which the Borrower is a party or by which it or its properties are otherwise subject or bound, or result in the creation or imposition of any prohibited lien, charge or encumbrance upon any of the property or assets of the Borrower, which conflict, violation, breach, default, lien, charge or encumbrance (other than Permitted Encumbrances as defined in the Borrower Indenture) might have consequences that would materially and adversely affect the consummation of the transactions contemplated by this Purchase Agreement, the Borrower Documents or as described in the Official Statement or have a material adverse effect on the financial condition, assets, properties or operations of the Borrower;

(l)  To the best of the Borrower’s knowledge, the Borrower has good and marketable title to its properties and any improvements thereon that it purports to own including all such properties reflected in the most recent audited balance sheet referred to in Section 7(a) or purported to have been acquired by the Borrower after said date (except as sold or otherwise disposed of in the ordinary course of business), free and clear of liens prohibited by the Indenture, other than Permitted Encumbrances.  The Borrower Indenture describes all real property that the Borrower owns or holds title to in fee simple.  All leases that individually or in the aggregate are material are valid and subsisting and are in full force and effect in all material respects;

(m)  To the best of the Borrower’s knowledge and belief after due inquiry, based on an examination of Uniform Commercial Code records, filings, or any other source that could provide evidence of a security interest or lien, all personal property of the Borrower (other than Excepted Property, as defined in the Borrower Indenture) is free from any lien or security interest, other than Permitted Encumbrances; provided, however, that the Underwriter and the Authority acknowledge that the Borrower has disclosed that (i) the Vermont Secretary of State’s records contain Uniform Commercial Code filings as to obligations that the Borrower has paid in full, and (ii) the Vermont Secretary of State’s records contain Uniform Commercial Code filings made by equipment lessors identifying the leased equipment as collateral.

(n)  At the Closing, the Borrower Indenture will constitute a valid first mortgage lien upon the real property then owned by the Borrower and described in the granting clauses of the Borrower Indenture other than classes of property expressly excepted in the Borrower Indenture, subject only to Permitted Encumbrances as defined in the Borrower Indenture; the Borrower Indenture is duly recorded in the land records of each governmental office in which the Mortgaged Properties are located;  and the Borrower Indenture constitutes a valid and, to the extent that it may be perfected by filing under the Uniform Commercial Code, perfected security interest in such of the personal property of the Borrower as is described in the Borrower Indenture;

(o)  The Series VV First Mortgage Bonds, when issued and delivered, will comply with the provisions of the Borrower Indenture and will be secured equally and ratably with all other bonds issued under the Original Indenture and any indenture supplemental thereto (except insofar as any sinking and improvement fund, depreciation fund or other fund established in accordance with the provisions of the Borrower Indenture may afford additional security for the bonds of any specific series);

(p)  The (i) order of the Vermont Public Service Board (the “PSB”) entered on July 14, 2010, finding that the issuance of the Series VV First Mortgage Bonds is consistent with the general good of the State of Vermont and consenting to the issuance of the Bonds, (ii) Certificate of Public Good for the Borrower as a public utility in the State, and (iii) Vermont Department of Public Service’s determination made on May 27, 2010, that the issuance of the Series VV First Mortgage Bonds is consistent with that Department’s electric energy plan for the State of Vermont, are each in full force and effect, have not been supplemented, amended, modified or rescinded and are not subject to appeal;

(q)  All approvals, consents and orders of any governmental authority, legislative body, board, agency or commission having jurisdiction (including but not limited to the PSB) that would constitute a condition precedent to, or the absence of which would materially adversely affect, the due performance by the Borrower of its obligations under this Purchase Agreement, the Borrower Indenture, the Series VV First Mortgage Bonds, the Loan and Trust Agreement, the Continuing Disclosure Undertaking and the Bonds have been, or prior to the Closing will have been duly obtained, except for such approvals, consents and orders as may be required under the Blue Sky or securities laws of any state in connection with the offering and sale of the Bonds; and all approvals, consents and orders required of the Borrower in connection with the construction of the Project have been duly obtained, except for the approvals, consents and orders required in connection with the construction or operation of the Project (as such term is defined in the Official Statement) described in the Official Statement as not having been obtained or approvals, consents and orders, customarily granted in due course after application therefor and reasonably expected by the Borrower to be obtained without material difficulty or delay;

(r)  The Borrower will furnish such information, execute such instruments and take such other action not inconsistent with law in cooperation with the Underwriter as the Underwriter may reasonably request in order (i) to qualify the Bonds for offer and sale under the Blue Sky or other securities laws and regulations of such states and other jurisdictions of the United States as the Underwriter may designate and (ii) to determine the eligibility of the Bonds for investment under the laws of those states and other jurisdictions, and will use its best efforts to continue such qualifications in effect so long as required for the distribution of the Bonds; provided that if consent to service of process or written consent to suit by the Borrower is required to successfully qualify the Bonds and, in the reasonable judgment of the Underwriter, lack of qualification would adversely affect the ability of the Underwriter to successfully market the Bonds, the Underwriter may, at its option, be relieved of its obligation to purchase the Bonds under this Purchase Agreement unless the Borrower agrees to file written consent to suit or service of process;

(s)  Any certificate signed by an authorized representative of the Borrower and delivered to the Authority and/or the Underwriter at the Closing shall be deemed a representation and warranty by the Borrower to the Authority and/or the Underwriter, as applicable, as to the statements made therein; and

(t)  If between the date of the Official Statement and the date of the Closing any event shall occur which would or might cause the Official Statement, as then supplemented or amended, to contain any untrue statement of a material fact or to omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, the Borrower shall notify the Underwriter thereof, and if in the reasonable opinion of the Underwriter such event requires the preparation and publication of a supplement or amendment to the Official Statement, the Borrower and the Authority will, at the expense of the Borrower, supplement or amend the Official Statement in a form and substance and in a manner approved by the Underwriter and will promptly provide the Underwriter with such number of copies thereof as may be reasonably requested by the Underwriter in order for the Underwriter to comply with the requirements of the Rule and the rules of the MSRB.

8. The Closing.  The issuance and purchase of the Bonds (the “Closing”) shall be at 9:00 A.M., Eastern Time, on December 2, 2010, or at such other time or on such other date as shall have been mutually agreed upon by the Authority and the Underwriter (the “Closing Date”), at the offices of Burak Anderson & Melloni, PLC, 30 Main Street, Burlington, Vermont, or at such other place as may be mutually agreed upon by the Authority, the Borrower and the Underwriter.  The Bonds shall be printed on safety paper and delivered in the form of single fully registered bonds for each stated maturity of the Bonds, bearing CUSIP numbers, registered in the name of and held by Cede & Co., as nominee of DTC, or as temporary bonds, if acceptable to the Underwriter.  The Bonds will be made available to the Underwriter or its designee for inspection, at such place as may be designated by the Underwriter, one (1) business day prior to the Closing.  After execution by the Authority and the Borrower, authentication by the Bond Trustee and completion of checking and packaging, the Bonds shall be held in safe custody by the Bond Trustee in accordance with the Fully Automated Securities Transaction (“FAST”) program established by DTC to so hold the Bonds in safekeeping subject to such conditions as may be agreed upon by the Authority and the Underwriter.  The Bond Trustee shall release or authorize the release of the Bonds at the Closing from safe custody to the Underwriter upon receipt of payment for the Bonds.  Upon the Closing, the Underwriter shall pay to the Bond Trustee for the account of the Authority in federal or other immediately available funds an amount equal to the Purchase Price of the Bonds.

9. Closing Conditions.  The Underwriter has entered into this Purchase Agreement in reliance upon the certifications, representations and warranties of the Authority and the Borrower contained herein, and subject to the performance by the Authority and the Borrower of their obligations hereunder and to each of the following additional terms and conditions:

(a)  The certifications, representations, warranties and agreements of the Authority and the Borrower contained herein shall be true, complete and correct on the date hereof and on and as of the date of the Closing, as if made on the date of the Closing;

(b)  At the time of the Closing, the Official Statement as delivered to the Underwriter shall not have been supplemented or amended, except in any such case as may have been consented to by the Underwriter;

(c)  At the time of the Closing, (i) the Bond Resolution and all official action of the Authority and the Borrower relating to this Purchase Agreement, the Bonds, the Loan and Trust Agreement, the Series VV First Mortgage Bonds, the Borrower Indenture, the Forty-Seventh Supplement, and the Continuing Disclosure Undertaking, taken as of the date hereof shall be in full force and effect and shall not have been supplemented, amended, modified or rescinded, and the Underwriter shall have received evidence, in appropriate form, of such actions, and (ii) the Authority and the Borrower shall perform or have performed all respective obligations required under or specified in this Purchase Agreement to be performed at or prior to the Closing;

(d)  At the time of the Closing, except as contemplated by the Official Statement, there shall have been no material adverse change in the status of operation of the Borrower or the required permits and approvals for the Project, as the foregoing matters are described in the Official Statement;

(e)  At the time of the Closing, each of (i) the order of the PSB entered on July 14, 2010, finding that the issuance of the Series VV First Mortgage Bonds is consistent with the general good of the State of Vermont and consenting to the issuance of the Bonds, (ii) the Certificate of Public Good and the order of the PSB, dated July 14, 2010, issuing the Certificate of Public Good, and (iii) the Vermont Department of Public Service determination made on May 27, 2010, that the issuance of the Series 2010 Mortgage  Bonds is consistent with that Department’s electric energy plan for the State of Vermont, shall be in full force and effect, will not be subjected to appeal, and will not have been supplemented, amended, modified or rescinded except as consented to by the Underwriter;

(f)  At the time of Closing, (i) the Forty-Seventh Supplement shall have been duly executed and delivered and shall have been duly filed and recorded in Rutland, Vermont (and financing statements in respect thereof shall have been filed, if necessary) and said Forty-Seventh Supplement shall have been forwarded via United States mail or delivered for recording to all such other locations in Vermont, New Hampshire, New York, Maine and Connecticut (and financing statements in respect thereof shall have been filed, if necessary in such manner and in such places as is required by law) to establish, preserve, perfect and protect the direct security interest and mortgage lien of the Borrower Indenture Trustee created by the Borrower Indenture upon any of the properties of the Borrower specifically described therein as subject to the lien of the Borrower Indenture and the Company shall have delivered satisfactory evidence of such filings and recordings; and (ii) all taxes, fees and other charges payable in connection with the execution, delivery and filing of the Forty-Seventh Supplement and such financing and continuation statements and in connection with the issue and sale of the Bonds to have been paid in full.
(g)  At or prior to the Closing, the Underwriter shall have received copies of each of the following documents:

(1)  (A) The approving legal opinion of Edwards Angell Palmer & Dodge LLP, Bond Counsel, dated the date of Closing, addressed to the Authority, in substantially the form set forth in Appendix C to the Official Statement; (B) a letter addressed to the Underwriter to the effect that it may rely upon the opinion set forth in clause (A) hereof; and (C) a supplemental opinion of Bond Counsel, addressed to the Authority, the Bond Trustee and the Underwriter and dated the date of Closing, to the effect that (i) this Purchase Agreement has been duly authorized, executed and delivered by the Authority and constitutes a binding and enforceable agreement of the Authority in accordance with its terms; (ii) the Bonds are not subject to the registration requirements pursuant to the Securities Act of 1933, as amended, and the Loan and Trust Agreement is exempt from qualification as an indenture pursuant to the Trust Indenture Act of 1939, as amended; and (iii) the statements contained in the Official Statement under the captions “THE SERIES 2010 BONDS” (except for the subheadings therein entitled “Book-Entry-Only System,” “Discontinuation of Book-Entry-Only Systems,” and “Additional Provisions Regarding Book-Entry-Only System,” as to which no view need be expressed), “SOURCES OF PAYMENT AND SECURITY FOR THE SERIES 2010 BONDS,” “TAX EXEMPTION,” and “STATE NOT LIABLE ON BONDS,” and in the summaries of certain provisions of the Loan and Trust Agreement, and of certain definitions related thereto, included in Appendices B-1 and B-2 thereto, and information with respect to the foregoing on the front cover page and under the heading “INTRODUCTION,” presents a fair summary of such provisions and that nothing has come to the attention of such counsel that would lead them to believe that such information under the foregoing captions contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

(2)  One or more favorable opinions, dated the date of the Closing from the Borrower’s appropriate counsel and/or Downs Rachlin Martin PLLC, special counsel to the Borrower, and such other counsel as may be required under the Borrower Indenture, substantially in the forms set forth in

Exhibit A-l, and covering such other matters incident to such transactions as the Underwriter or Bond Counsel may reasonably request, each addressed to the Underwriter, the Authority, Bond Counsel and the Bond Trustee, dated the date of the Closing and otherwise satisfactory in substance and form to the Underwriter and its counsel and Bond Counsel;
(3)  An opinion, dated the date of the Closing and addressed to the Underwriter, of Burak Anderson & Melloni, PLC, Burlington, Vermont, counsel to the Underwriter, to the effect that the Bonds are not subject to the registration requirements of the Securities Act of 1933, as amended, and the Loan and Trust Agreement is exempt from qualification under the Trust Indenture Act of 1939, as amended, and addressing such other customary matters as the Underwriter may reasonably request;

(4)  A certificate of the Authority dated the Closing Date and signed by an authorized officer, to the effect that:

(i) The Authority is a duly constituted body corporate and politic constituting a public instrumentality of the State, established under the Act.

(ii) The representations and warranties of the Authority contained in Section 807 of the Loan and Trust Agreement and in Paragraph 6 of this Purchase Agreement are true, accurate and complete on and as of the date of this certificate.

(iii) The Authority has complied with all agreements and satisfied all conditions on its part to be performed or satisfied under the Purchase Agreement at or prior to the Closing.

(iv) A Tax Equity and Financial Responsibility Act of 1982 hearing was duly held with respect to the issuance of the Bonds.

(5)  A certificate of the Borrower, signed by the Chairman of the Board of Directors, the Chief Executive Officer, any Vice President, the Chief Financial Officer or other authorized officer of the Borrower, addressed to the Authority and the Underwriter, dated the date of the Closing and in form and substance satisfactory to the Underwriter and counsel to the Underwriter, to the effect that (a) since the date hereof no material adverse change has occurred in the financial position or results of operations of the Borrower; (b) the Borrower has not, since the date of the Official Statement, incurred any material liabilities other than as set forth in or contemplated by the Official Statement; (c) no event affecting the Borrower has occurred since the date of the Official Statement which should be disclosed in the Official Statement for the purpose for which it is to be used or which is necessary to be disclosed in the Official Statement in order to make the statements and information contained therein not misleading in any material respect as of the date of Closing; (d) the representations and warranties of the Borrower included in the Purchase Agreement are true and correct in all material respects as of the date of Closing; (e) no “Event of Default” as defined in the Loan and Trust Agreement and in the Borrower Indenture, respectively, or event that, with a lapse of time or the giving of notice or both, would constitute such an “Event of Default,” has occurred and is continuing; and (f) there is no action, suit, proceeding, inquiry or investigation at law or in equity or before or by any court, public board or body pending, or, to the knowledge of the Borrower after due inquiry, threatened against or affecting the Borrower (or, to the knowledge of the Borrower, any meritorious basis therefor) or contesting the due organization of the Borrower, or wherein an unfavorable decision, ruling or finding would have (1) a material adverse effect on the financial condition of the Borrower, the operation by the Borrower of its facilities, the Purchase Agreement, the Loan and Trust Agreement, Series VV First Mortgage Bonds, the Borrower Indenture, or the Forty-Seventh Supplement, the functioning of the Borrower or the payment of the amounts due under the Loan and Trust Agreement and Series VV First Mortgage Bonds in the manner and time required thereby, the transactions contemplated by this Purchase Agreement and the Official Statement, or (2) an adverse effect on the validity or enforceability of the Bonds, the Series VV First Mortgage Bonds, the Loan and Trust Agreement, or the Continuing Disclosure Undertaking, provided that in the event that any such litigation is pending or threatened at the time of the Closing, the Underwriter may accept opinions of Bond Counsel or other counsel satisfactory to the Underwriter that such litigation is without merit;

(6)  Copies of all certificates of the Borrower required to be delivered pursuant to the terms of the Borrower Indenture in connection with the execution and delivery of the Forty-Seventh Supplement and the issuance of the Series VV First Mortgage Bonds;

(7)  A certified copy of (i) the order of the PSB finding that the issuance of the Bonds is consistent with the general good of the State of Vermont and consenting to the issuance of the Series VV First Mortgage Bonds, (ii) the Certificate of Public Good for the Borrower, and (iii) the determination of the Vermont Department of Public Service that the issuance of the Series VV First Mortgage Bonds is consistent with that Department’s electric energy plan for the State of Vermont, in each case as the same may be amended or supplemented to the date of the Closing;

(8)  Copies, certified by the Corporate Secretary or Assistant Corporate Secretary of the Borrower to be true and correct copies, of the resolutions of the Board of Directors of the Borrower approving and authorizing the execution and delivery of the Borrower Documents and all other documents required to effectuate the transactions contemplated thereby and approving the transactions contemplated thereby;

(9)  Evidence satisfactory to the Underwriter that the Bonds have been rated Baa1 by Moody’s Investors Service, Inc.;

(10)  A Tax Certificate between the Borrower and the Authority, dated the Closing Date, in form and substance satisfactory to Bond Counsel and counsel to the Underwriter setting forth the expectations of the Borrower with respect to the application of the proceeds of the Bonds and other affected moneys and such covenants and other matters as may be required by Bond Counsel to support the conclusion that the Bonds are not “arbitrage bonds” within the meaning of the Code and applicable Treasury Regulations;

(11)  Evidence to the effect that the requirements of Section 149(e) of the Code have been satisfied by the filing of Internal Revenue Service Form 8038 entitled “Information Return for Private Activity Bond Issues”;

(12)  Evidence, satisfactory to Bond Counsel and the Underwriter, to the effect that the insurance required by the Borrower Indenture is in full force and effect;

(13)  Evidence to the satisfaction of the Underwriter that the Borrower has agreed to provide secondary market disclosure required by the provisions of Section (b)(5) of Rule 15c2-12;

(14)  A Blue Sky Memorandum with respect to the Bonds;

(15)  Evidence to the satisfaction of the Underwriter that the legal opinions, officer’s certificates, and other documents required under the Borrower Indenture for the issuance of the Series VV First Mortgage Bonds have been issued and delivered to the Borrower Indenture Trustee;

(16)  Final Official Statement executed on behalf of the Authority and approved by an officer of the Borrower;

(16)  A certificate of the Bond Trustee accepting the duties, trusts and powers set forth in the Loan and Trust Agreement, in form and substance satisfactory to Bond Counsel, counsel to the Borrower and counsel to the Underwriter;

(17)  A certificate of the Borrower Indenture Trustee, in form and substance satisfactory to Bond Counsel, counsel to the Borrower and counsel to the Underwriter, accepting the duties as Borrower Indenture Trustee and certifying that it has not received any notice of any intervening lien on the mortgaged property pledged under the Borrower Indenture other than the Borrower Indenture;

 (18)  From Deloitte & Touche LLP, the Borrower’s independent registered public accounting firm, (i) a letter, dated November 17, 2010,

addressed to the Borrower and the Underwriter, in form and substance satisfactory to the Underwriter, together with a “bring down” letter dated as of the Closing, and (ii) a letter or letters, dated the date hereof consenting to the incorporation by reference of their report, dated March 12, 2010, on the financial statements of the Borrower in the Preliminary Official Statement and the Official Statement;

(19)  From KPMG LLP, a letter or letters, in form and substance satisfactory to the Underwriter, consenting to the incorporation by reference of their reports, dated March 8, 2010, on the financial statements of Vermont Electric Power Company, Inc., its subsidiary, and Vermont Transco, LLC in the Official Statement; and

 (20)  Such additional legal opinions, certificates, instruments and other documents as the Underwriter may reasonably request to evidence the truth and accuracy, as of the date hereof and as of the date of the Closing, of the representations and warranties of the Authority and Borrower contained herein and of the statements and information contained in the Official Statement and the due performance or satisfaction by the Authority and Borrower, on or prior to the date of the Closing, of all the respective agreements then to be performed and conditions then to be satisfied by it.

All of the evidence, opinions, letters, certificates, instruments and other documents mentioned above or elsewhere in the Purchase Agreement shall be deemed to be in compliance with the provisions hereof if, but only if, they are in form and substance satisfactory to the Underwriter with such exceptions and modifications as shall be approved by the Underwriter and as shall not in the opinion of the Underwriter materially impair the investment quality of the Bonds.

If the Authority and the Borrower shall be unable to satisfy the conditions of the obligations of the Underwriter to purchase, to accept delivery of and to pay for the Bonds contained in this Purchase Agreement, including the failure of any representation or warranty of the Authority and the Borrower to be true and correct, or if the obligations of the Underwriter to purchase, to accept delivery of and to pay for the Bonds shall be terminated for any reason permitted by this Purchase Agreement, this Purchase Agreement shall terminate, and neither the Underwriter nor the Authority shall be under any further obligation hereunder, except that the respective obligations of the Authority, the Borrower and the Underwriter set forth in Paragraph 12 hereof shall continue in full force and effect.

10. Termination.  The Underwriter shall have the right to terminate this Purchase Agreement and cancel its obligations to purchase the Bonds by written notification to the Authority and the Borrower (stating the reason for such termination) if at any time after the date hereof and prior to the Closing:

(a)  Legislation shall have been enacted or introduced by the Congress of the United States of America or adopted by either House thereof or favorably reported for passage to either House of the Congress by any committee of such House to which such legislation has been referred for consideration, or shall have been recommended to the Congress for passage by the President of the United States of America or recommended to the legislature for passage by the Governor of the State of Vermont, or a decision shall have been rendered by a court of the United States of America, including the Tax Court of the United States of America, or of the State of Vermont, or a ruling or an official release shall have been made or a regulation shall have been proposed or made by the Treasury Department of the United States of America or the Internal Revenue Service or other Federal or State authority having jurisdiction over tax matters, with respect to Federal or State taxation upon revenues or other income of the Authority or the Borrower or upon interest on obligations of the general character of the Bonds, or other action or events shall have transpired that would, in the reasonable judgment of the Underwriter, have the purpose or effect, directly or indirectly, of changing the Federal or State tax consequences of any of the transactions contemplated in connection herewith and that, in the reasonable judgment of the Underwriter, affects materially and adversely (A) the market price or marketability of the Bonds or (B) the ability of the Underwriter to enforce contracts for the sale of the Bonds; or

(b)  Any event shall have occurred, or any condition shall exist that, in the reasonable judgment of the Underwriter, either (A) makes untrue or incorrect in any material respect any statement or information contained in the Official Statement (as amended and supplemented in accordance with the provisions of this Bond Purchase Agreement) or (B) is not reflected in the Official Statement (as amended and supplemented in accordance with the provisions of this Bond Purchase Agreement) but should be reflected therein in order to make the statements and information contained therein not misleading in any material respect, and, if the Official Statement were to be amended to correct or disclose such misstatement or omission, in the reasonable judgment of the Underwriter, the marketability of the Bonds would be materially and adversely affected thereby; or

(c)  Since the date of this Purchase Agreement, there shall have occurred any escalation in or outbreak of hostilities or other local, national or international calamity or crisis, the effect of which on the financial markets of the United States of America, in the reasonable judgment of the Underwriter, is such as to materially and adversely affect (A) the market price or the marketability of the Bonds or (B) the ability of the Underwriter to enforce contracts for the sale of the Bonds; or

(d)  There shall be in force a suspension in trading in the Authority’s outstanding securities or a general suspension of trading on the New York Stock Exchange or other national securities exchange or minimum or maximum prices for trading shall have been fixed and be in force, or maximum ranges for prices for securities shall have been required and be in force on the New York Stock Exchange or other national securities exchange, whether by virtue of a determination by that Exchange or by order of the Securities and Exchange Commission or any other governmental authority having jurisdiction; or

(e)  A general banking moratorium shall have been declared by either Federal, Vermont, or New York authorities having jurisdiction and be in force or a material disruption in commercial banking or securities settlement or clearance services shall have occurred; or

(f)  The imposition by the New York Stock Exchange or other national securities exchange, or any governmental authority, of any material restrictions not now in force with respect to the Bonds or obligations of the general character of the Bonds or securities generally, or the material increase of any such restrictions now in force, including those relating to the extension of credit by, or the charge to the net capital requirements of, underwriters; or

(g)  Legislation shall have been enacted or be proposed, or a decision by a court of the United States of America shall be rendered, or a ruling, regulation or proposed regulation by or on behalf of the Securities and Exchange Commission or other governmental agency having jurisdiction of the subject matter shall be made, that, in the opinion of counsel to the Underwriter, has the effect of requiring the Bonds or securities of the Authority generally or any securities similar to the Bonds to be registered under the Securities Act of 1933, as amended, or requiring the Loan and Trust Agreement or Borrower Indenture to be qualified pursuant to the Trust Indenture Act of 1939, as amended; or

(h)  A stop order, release, regulation or no-action letter by or on behalf of the Securities and Exchange Commission or any other governmental agency having jurisdiction of the subject matter shall have been issued or made to the effect that the issuance, offering or sale of the Bonds, including all underlying obligations as contemplated hereby or by the Official Statement, or any document relating to the issuance, offering or sale of the Bonds is or would be in violation of any provision of the Federal securities laws at Closing, including the Securities Act of 1933, as amended, the Securities Exchange Act of 1934, as amended, or the Trust Indenture Act of 1939 as amended; or

(i)  There shall have occurred, after the signing hereof, a default with respect to the debt obligations of the Borrower or proceedings under the Federal or State bankruptcy laws shall have been instituted by or against the Borrower, the effect of which in the reasonable judgment of the Underwriter, is such as to materially and adversely affect (A) the market price or the marketability of the Bonds or (B) the ability of the Underwriter to enforce contracts for the sale of the Bonds; or

(j)  Any permit, license, order or authorization issued or to be issued by any judicial, state or local regulatory body, commission or agency (including the PSB or Department of Public Service) is revoked, suspended, modified or denied, materially and adversely affecting the operation of the Borrower’s system, or the financing of the Project, such that in the reasonable opinion of the Underwriter the market price for the Bonds is materially and adversely affected.

11. Underwriter’s Representations and Warranties.  The Underwriter represents and warrants to the Authority that the material on the page (i) of the Official Statement relating to stabilization and the material in the Official Statement under the caption “Underwriting” is, as of the date hereof and as of the Closing Date, true and correct in all material respects and does not omit any information which is necessary to make the statements contained therein not misleading in any material respect, but only if such material, in its entirety has been supplied by the Underwriter for inclusion in the Official Statement.
12. Expenses.  (a)  The Underwriter shall be under no obligation to pay, and the Borrower shall pay, all expenses incident to the performance of the obligations of the Authority and the Borrower hereunder, including, but not limited to: (i) the cost of preparation and printing of the Bonds and the book-entry system; (ii) the cost of preparation of the Preliminary Official Statement and the Official Statement and printing a reasonable number of copies thereof; (iii) the fees and disbursements of Edwards Angell Palmer & Dodge LLP, bond counsel to the Authority, and Downs Rachlin Martin PLLC, counsel to the Borrower and any other counsel to the Borrower; (iv) the fees and disbursements of any engineers, accountants, and other experts, consultants, or advisors retained by the Borrower; (v) the fees for bond ratings; (vi) the fees and expenses of the Bond Trustee and the Borrower Indenture Trustee and their respective legal counsel; (vii) the costs and expenses reasonably incurred by the Underwriter in connection with the Bonds, including the costs and expenses of counsel to the Underwriter; and (viii) the administrative fee of the Authority for issuance of the Bonds.  Such payment shall be made from proceeds of the Bonds or from moneys provided by the Borrower.

(b)  In the event that the Underwriter fails (other than for a reason permitted under this Purchase Agreement) to accept and pay for the Bonds at the Closing, the Underwriter shall pay to the Authority (for the benefit of the Authority and the Borrower) an amount equal to one percent (1%) of the principal amount of the Bonds as and for full liquidated damages for the Authority and the Borrower for such failure and for any and all defaults hereunder on the part of the Underwriter and such amount shall constitute a full release and discharge of all claims and damages for such failure and for any and all such defaults, and the Authority and the Borrower shall have no further action for damages, specific performance or any other legal or equitable relief against the Underwriter.

(c)  If the Closing does not occur as a result of the failure of the Authority or Borrower to meet any of their obligations under this Purchase Agreement, the Authority and/or Borrower shall pay all expenses and costs incurred by the Underwriter.

13. Underwriting Periods; Amendments and Supplements.  Unless otherwise notified in writing by the Underwriter on or prior to the date of the Closing, the “end of the underwriting period” for the Bonds for purposes of Rule 15c2-12 (the “Rule”) of the regulations under the Securities Exchange Act of 1934, as amended, is the date of the Closing.  If such notice is given, the Underwriter agrees to notify the Authority in writing of the date of the end of the “underwriting period” as so defined.

If, between the date of this Purchase Agreement and the date 25 days after such “end of the underwriting period,” any event shall occur or any fact shall be determined to exist of which the Authority or the Underwriter has knowledge and which would or might cause the Official Statement, as then supplemented or amended, to contain any untrue statement of a material fact or to omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, such party shall notify the other parties hereto and if in the reasonable opinion of the Underwriter such event requires the preparation and publication of a supplement or amendment to the Official Statement, the Authority and the Borrower will, at the expense of the Borrower, supplement or amend, or cause to be supplemented or amended, the Official Statement in a form and in a manner approved by the Underwriter, and the Authority will promptly provide the Underwriter with such number of copies thereof as may be reasonably requested by the Underwriter in order for the Underwriter to comply with the requirements of the Rule and the rules of the MSRB which will amend or supplement the Official Statement so that it will not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of circumstances under which they were made, not misleading.

The Underwriter shall deliver the Official Statement, and any supplement and amendment thereto, to the MSRB within the time required under the rules of the MSRB, together with a completed Form G-36(OS).  The Underwriter shall give the Authority notice of the dates of such filings.

14. Notices.  Any notice or any other communication to be given to the Authority under this Purchase Agreement may be given by delivering the same in writing at its address set forth above, and any notice or other communication to be given to the Underwriter under this Purchase Agreement may be given by delivering the same in writing to KeyBanc Capital Markets Inc., 45 Rockefeller Plaza, 33rd Floor, New York, New York 10111, Attention: Garth Griffiths, Director.

15. Indemnification by the Borrower.  (a)  The Borrower agrees to indemnify, protect, defend and hold harmless the Authority and the Underwriter, and each member, officer, director, employee, agent, or attorney of the Underwriter and the Authority and each controlling person, if any, of the Underwriter or the Authority within the meaning of Section 15 of the Securities Act of 1933, as amended, or section 20 of the Securities Exchange Act of 1934, as amended (collectively, the “Indemnified Parties”) against any and all losses, claims, damages, liabilities or expenses whatsoever, including reasonable counsel fees, caused by, or which arise out of or relate to, any untrue statement or misleading statement or alleged untrue statement or alleged misleading statement, of a material fact contained in the Official Statement or incorporated therein by reference in connection with the sale of the Bonds in accordance with the terms hereof (the “Disclosure Materials”), or which arise out of or relate to, any omission or alleged omission from such Disclosure Materials of any material fact required to be stated therein or necessary in order to make the statements contained therein, in light of the circumstances under which they were made, not misleading; provided, however, that the provisions of this section with respect to indemnification of the Authority shall not apply to such misleading or untrue statement or any such omission of material fact so required to be stated or necessary and which is contained in information furnished in writing by the Authority to the Borrower expressly for use in the section captioned “THE AUTHORITY” or “LITIGATION” (only insofar as such information pertains to the Authority) of the Official Statement.  This indemnity agreement is in addition to any other liability which the Borrower may otherwise have.
(b)  The Borrower will assume the defense of any such action against an Indemnified Party, including the retaining of counsel reasonably satisfactory to the Indemnified Party and the payment of reasonable counsel fees and all other expenses relating to such defense; provided, however, that any Indemnified Party may retain separate counsel in any such action and may participate in the defense thereof at the expense of Indemnified Party unless the hiring of separate counsel and the payment of such separate counsel’s fee by the Borrower has been specifically authorized by the Borrower, which authorization shall not be unreasonably withheld, provided further that if the Indemnified Party shall have been advised by counsel that there may be legal defenses available to such Indemnified Party which are different from or additional to those available to the Borrower then the Borrower shall not have the right to assume the defense of such action on behalf of such Indemnified Party, and in such event the fees and expenses of the Indemnified Party in defending such action shall be borne by the Borrower.  The indemnity contained in this Section 15 will be in addition to any liability which the Borrower may otherwise have and shall survive any termination of this Purchase Agreement, the offering and sale of the Bonds and the payment or provision for payment of the Bonds.

(c)  Promptly after receipt by an Indemnified Party of notice of the commencement of any action, such Indemnified Party will, if a claim in respect thereof is to be made against the Borrower pursuant to the preceding subparagraphs, promptly notify the Borrower of the commencement thereof and thereupon, the Borrower (i) will assume the defense thereof if and as required under subsection (b) above or (ii) if not required to assume such defense, will be entitled to participate in, and to the extent that it may wish, to assume the defense thereof, with counsel reasonably satisfactory to such Indemnified Party, except as otherwise provided in the preceding subparagraphs.  After notice from the Borrower to such Indemnified Party of its assumption of the defense thereof, the Borrower will not be liable to such Indemnified Party under Section 15(b) for any legal or other expenses subsequently incurred by such Indemnified Party in connection with the defense thereof other than reasonable costs of investigation and except as otherwise provided in the preceding subparagraphs.

(d)  In the event that the indemnity provided in paragraph (a) is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Borrower and the Underwriter agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending same) (collectively “Losses”) to which the Borrower and the Underwriter may be subject in such proportion as is appropriate to reflect the relative benefits received by the Borrower on the one hand and by the Underwriter on the other from the offering of the Bonds.  If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Borrower and the Underwriter shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Borrower on the one hand and of the Underwriter on the other in connection with the statements or omissions which resulted in such Losses, as well as any other relevant equitable considerations.  In no case shall the Underwriter be responsible for any amount in excess of the purchase discount or commission applicable to the Bonds purchased by the Underwriter hereunder.  Benefits received by the Borrower shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses) received by it, and benefits received by the Underwriter shall be deemed to be equal to the total purchase discounts and commissions in each case set forth in the Official Statement.  Relative fault shall be determined by reference to, among other things, whether any untrue or any alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the Borrower on the one hand or the Underwriter on the other, the intent of the parties and their relative knowledge, information and opportunity to correct or prevent such untrue statement or omission.  The Borrower and the Underwriter agree that it would not be just and equitable if contribution were determined by pro-rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above.  Notwithstanding the provisions of this Section 15(d), no person guilty of fraudulent misrepresentation shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

16. Parties in Interest.  This Purchase Agreement is made solely for the benefit of the Authority, the Borrower and the Underwriter (including the successors or assigns of the Underwriter and its directors, officers, partners, members, agents or employees or any controlling person as set forth in Section 14 hereof) and no other person shall acquire or have any right hereunder or by virtue hereof.

17. Representations and Warranties to Survive.  All of the representations, warranties, agreements and indemnities contained in this Purchase Agreement shall remain operative and in full force and effect, regardless of: (i) any investigation made by or on behalf of the Underwriter or any of its directors, officers, partners, members, agents or employees or any controlling person; or (ii) delivery of and payment for the Bonds pursuant to this Purchase Agreement.

18. Effectiveness.  This Purchase Agreement shall become effective upon the execution of the acceptance hereof by both the Authority and the Borrower and shall be valid and enforceable at the time of such acceptance.

19. Counterparts.  This Purchase Agreement may be executed in several counterparts, which together shall constitute one and the same instrument.

20. Vermont Law Governs.  The validity, interpretation and performance of this Purchase Agreement shall be governed by the laws of the State of Vermont.

21. Entire Agreement.  This Purchase Agreement when accepted by each of the Authority and the Borrower in writing as heretofore specified shall constitute the entire agreement between the parties hereto as to the express subject matter hereof.

22. Headings.  The headings of the sections of this Purchase Agreement are inserted for convenience only and shall not be deemed to be part hereof.

[Signature Page Follows]

Very truly yours,

KeyBanc Capital Markets Inc.

By:    /s/ Garth Griffiths
       Name: Garth Griffiths
       Title: Director

ACCEPTED AS OF NOVEMBER 18, 2010

Vermont Economic Development Authority

By:   /s/ Rosalea W. Bradley
      Name:  Rosalea W. Bradley
      Title:  CEO

Central Vermont Public Service Corporation

By:     /s/ Pamela J. Keefe
      Name:  Pamela J. Keefe
      Title:  Senior Vice President, CFO and Treasurer

Exhibit A -1

ANNEX A

$30,000,000
Recovery Zone Facility Bonds
Central Vermont Public Service Corporation Issue
Series 2010

$30,000,000      5.00%     Term Bonds due December 15, 2020     Yield 5.00%     CUSIP: 924159 BQ8